UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Schedule 14A
___________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Zeo Energy Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 5, 2025

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zeo Energy Corp. (the “Company”), will be held virtually via the Internet at www.virtualshareholdermeeting.com/ZEO2025 on August 5, 2025 at 3 p.m. Eastern time for the following purposes:

1.      To elect Timothy Bridgewater, Dr. Abigail M. Allen, James P. Benson, Neil Bush and Mark M. Jacobs (the “Director Nominees”) ☐to serve on the Company’s board of directors (the “Board”) for a term that expires at the 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified (the “Director Election Proposal”);

2.      To approve, in accordance with Nasdaq Listing Rule 5635 (the “Nasdaq 20% Rule”), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), equal to or in excess of 20% of (i) the number of outstanding shares of Class A Common Stock and Class V Common Stock, par value $0.0001 per share (“Class V Common Stock” and collectively with the Class A Common Stock, “Common Stock”) or (ii) the outstanding voting power, in each case at the time of issuance of shares of Class A Common Stock in connection with transactions other than a public offering to certain parties in October 2024 and December 2024 (the “Nasdaq 20% Rule Proposal”);

3.      To ratify the appointment by the Board of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);

4.      To approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”); and

5.      To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice (the “Notice”). All stockholders are invited to attend the meeting. The record date for the Annual Meeting is June 6, 2025. Only stockholders owning shares of Class A Common Stock and/or Class V Common Stock of record at the close of business on that date are entitled to notice of and to vote at the meeting.

The solicitation of proxies is made by the Company. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholders’ Meeting to Be Held on August 5, 2025
at 3 p.m. Eastern Time
virtually via the Internet at www.virtualshareholdermeeting.com/ZEO2025. The Proxy Statement is available at www.proxy.com

Proxy materials, including the Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, will be first sent to stockholders on or about June 23, 2025.

By Order of the Board of Directors,

/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer
New Port Richey, Florida
June 23, 2025

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the virtual annual meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience.

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Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control, including, but not limited to, factors detailed in this Proxy Statement and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), and in our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, the Company undertakes no duty to update or revise any forward-looking statement.

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7625 Little Rd, Suite 200A
New Port Richey, FL 34654

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 5, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Zeo Energy Corp. (“Zeo” or the “Company”) is sending you these proxy materials because the Board of Directors (the “Board”) of Zeo is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the related proxy card, or follow the instructions below to submit your proxy by phone or online.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via the virtual meeting website at www.virtualshareholdermeeting.com/ZEO2025. Hosting a virtual meeting enables increased stockholder attendance since stockholders can participate from any location around the world. Stockholders can vote via the internet in advance or during the virtual Annual Meeting.

What is included in these materials?

These materials include the notice (the “Notice”), this Proxy Statement, a proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report).

How do I attend the virtual Annual Meeting?

This annual meeting will be a completely virtual meeting. There will be no physical meeting. The meeting will only be conducted via live webcast.

You will be able to attend the Annual Meeting via live audio webcast by visiting Zeo’s virtual meeting website at www.virtualshareholdermeeting.com/ZEO2025 on August 5, 2025, at 3 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit control number provided to you with these Proxy Materials for the Annual Meeting. The unique control number allows us to identify you as a stockholder and will enable you to securely log on and vote during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com. The meeting will begin promptly at 3 p.m., Eastern Time on August 5, 2025.

Even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and/or shares of Class V common stock, par value $0.0001 per share (“Class V Common Stock” and sometimes referred to collectively with the Class A Common Stock as “Common Stock”) in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I gain admission to the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder owning shares of Class A Common Stock and/or Class V Common Stock of record as of the record date for the Annual Meeting, which is June 6, 2025, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, and may vote and submit a question during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/ZEO2025 and using your 16-digit control number to enter the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders owning shares of Class A Common Stock and/or Class V Common Stock of record at the close of business on June 6, 2025 will be entitled to vote at the Annual Meeting. As of June 6, 2025, there were 22,824,845 shares of Class A Common Stock outstanding and entitled to vote, and 26,480,000 shares of Class V Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 6, 2025 your shares of Common Stock were registered directly in your name with Zeo’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by going to the virtual meeting website or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company urges you to fill out and return the related proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 6, 2025 your shares of Common Stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of such shares held in “street name” and proxy materials should be forwarded to you by that organization, which notice will contain instructions on how you may direct the voting of your shares and how to access and participate in the Annual Meeting. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares of Common Stock in your account.

How do I ask questions?

If you would like to submit a question in advance of the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ZEO2025. Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions regarding personal matters or others that are not pertinent to meeting matters will not be answered.

On what matters am I voting?

There are four matters scheduled for a vote:

1.      To elect Timothy Bridgewater, Dr. Abigail M. Allen, James P. Benson, Neil Bush and Mark M. Jacobs (the “Director Nominees”) to serve on the Company’s board of directors (the “Board”) for a term that expires at the 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified (the “Director Election Proposal”);

2.      To approve, in accordance with Nasdaq Listing Rule 5635 (the “Nasdaq 20% Rule”), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), equal to or in excess of 20% of (i) the number of outstanding shares of Class A Common Stock and Class V Common Stock, par value $0.0001 per share (“Class V Common Stock” and collectively with the Class A Common Stock, “Common Stock”) or (ii) the outstanding voting power, in each case at the time of issuance of shares of Class A Common Stock in connection with transactions other than a public offering to certain parties in October 2024 and December 2024 (the “Nasdaq 20% Rule Proposal”);

3.      To ratify the appointment by the Board of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);

4.      To approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”); and

5.      To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The Board recommends that stockholders vote “For” the Director Election Proposal, the Nasdaq 20% Rule Proposal, the Auditor Ratification Proposal and the Adjournment Proposal.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to each of the Nasdaq 20% Rule Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, you may vote for “For” or “Against” or you may “Abstain” from voting. With respect to the Director Election Proposal you may vote “For All,” “Withhold All” or “For All Except.”

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares of Class A Common Stock and/or Class V Common Stock (i) electronically at the virtual Annual Meeting, or (ii) by proxy by mail, telephone or Internet. Whether or not you plan to attend the virtual Annual Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.      Vote by Internet.

(a)     Before the meeting:    Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b)    During the meeting:    Go to www.virtualshareholdermeeting.com/ZEO2025. You will be able to attend the Annual Meeting online and vote your shares electronically until voting is closed.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by telephone.    You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

For your convenience, our beneficial owners have the following methods of voting:

1.      Vote by Internet.

(a)     Before the meeting:    Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b)    During the meeting:    Go to www.virtualshareholdermeeting.com/ZEO2025. You will be able to attend the Annual Meeting online and vote your shares electronically until voting is closed. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by telephone.    You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What are the voting rights of my Common Stock?

On each matter to be voted upon at the Annual Meeting, holders of Class A Common Stock and Class V Common Stock, each have one vote for each share owned as of June 6, 2025. The holders of Class A Common Stock and Class V Common Stock will vote together as a single class on all matters voted on by stockholders at the Annual Meeting.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card by mail, by phone, online or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on any of the proposals other than the Auditor Ratification Proposal. It is important that you cast your vote on all matters.

Are abstentions and broker non-votes counted as votes cast?

No. Under the laws of the State of Delaware, the Company’s state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current Delaware law requirements and the Company’s Certificate of Incorporation and by-laws.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the Director Election Proposal, the Nasdaq 20% Rule Proposal, the Auditor Ratification Proposal and the Adjournment Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the proxy materials to ensure that all of your shares are voted.

I share an address with another stockholder and we received only one printed copy of the proxy materials. How may I obtain an additional Copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we deliver a single copy of the Notice, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice, the Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Annual Report, you may contact us at the following address and phone number:

Zeo Energy Corp.
7625 Little Rd, Suite 200A
New Port Richey, FL 34654.
Attention: Corporate Secretary
Telephone: (727) 375-9375

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by phone or online.

•        You may send a timely written notice that you are revoking your proxy to Zeo’s Corporate Secretary at 7625 Little Rd, Suite 200A New Port Richey, FL 34654.

•        You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting without voting virtually will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes and any broker non-votes and abstentions for each of the proposals. For each proposal, broker non-votes will have no effect and will not be counted toward the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, reverse stock splits, stockholder proposals, elections of directors (even if not contested) and, executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of a company’s independent registered public accounting firm is generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals although not all brokers and nominees may choose to exercise that discretion. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the Director Election Proposal, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. This means that if each of the nominees receives one or more votes, he or she will be elected as a director.

Regarding the remaining proposals, each such proposal must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Assuming a quorum is present, abstentions will have no effect on any of the proposals.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum is present if stockholders holding a majority of the outstanding shares of Common Stock entitled to vote are present at the Annual Meeting in person or represented by proxy. As of June 6, 2025, there were at total of 49,304,845 shares of Common Stock outstanding and entitled to vote, consisting of 22,824,845 shares of Class A Common Stock and 26,480,000 shares of Class V Common Stock. Thus, the holders of 24,652,423 shares of Common Stock must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Is my vote confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

Do I have appraisal rights?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that the Company expects to file within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the Annual Meeting, it intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement is available at www.proxy.com.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the proxy materials or the enclosed proxy card you should contact the Company’s at the following address and telephone number: 7625 Little Rd, Suite 200A, New Port Richey, FL 34654, (727) 375-9375.

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Additional Information.”

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Introduction

Each of Timothy Bridgewater, Dr. Abigail M. Allen, James P. Benson, Neil Bush and Mark M. Jacobs, are continuing directors whose term of office expires as of the Annual Meeting, and have been nominated by the Board for re-election at the Annual Meeting. If elected at the Annual Meeting, each of the nominees will serve until the 2026 Annual Meeting of Stockholders.

Board Qualifications

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In selecting directors, the Board considers candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Director Nominees

The following sets forth the biographical background information for our Director Nominees:

Timothy Bridgewater.    Mr. Bridgewater serves as the Company’s Chief Executive Officer and Chairman of the board, and served as Chief Executive Officer and chairman of the board of Sunergy Renewables, LLC (“Sunergy”), Zeo’s predecessor, since its creation in October 2021. He previously served as the Company’s Chief Financial Officer from October 2021 until August 2024. Mr. Bridgewater also served as a founder and manager for Sunergy’s predecessor company Sun First Energy since October 2019 until the Contribution of Sun First Energy, LLC into Sunergy in October 2021. From July 2002 to the present, Mr. Bridgewater has been a founder and managing director of Capitol Financial Strategies, LLC (also known as Interlink Capital Strategies), an investment advisory services company, where he has advised on debt and private equity investments in industries ranging from mining, building materials, renewable energy, and automotive component manufacturing to electronics and software technologies in the U.S. and Asia. Mr. Bridgewater is the manager of Sunergy Solar LLC. From October 2018 to September 2020, Mr. Bridgewater held the position of manager at Micro Bolt, an energy development company. Since April 2020, he has served as a manager at Prometheus Power Partners, LLC, a commercial and utility-scale solar energy development company. From November 2019 to April 2021, Mr. Bridgewater served as the Chief Financial Officer of Tintic Consolidated Metals, LLC, a mining company, and from November 2019 to November 2021, he served as a Vice President for that company. Mr. Bridgewater earned his B.S. in Finance from Brigham Young University and completed graduate studies in International Economics from University of Utah. We believe that Mr. Bridgewater is qualified to serve both as a member of our management team and the Board because of his visionary leadership of Sunergy from inception to date, his experience in energy development, and his over 30 years of commercial and international banking, international finance and business development experience working in the U.S., Asia and Latin America.

Dr. Abigail M. Allen.    Dr. Allen serves as a director of Zeo. Dr. Allen is a tenured associate professor of accounting at the Marriott School of Management at Brigham Young University. Dr. Allen holds a doctorate in business administration from Harvard Business School, as well as undergraduate and master’s degrees in accounting from the University of Southern California. She is a licensed CPA. Prior to BYU, Dr. Allen was a Lecturer in the Accounting and Management Unit at Harvard Business School. Prior to academia, Dr. Allen worked as an external auditor for Deloitte. Dr. Allen’s research focuses on the political economy and economic consequences of accounting standard setting, as well as corporate governance and diversity. Her work has been published in the Journal of Accounting and Economics, the Journal of Accounting Research, Management Science and the Journal of Law Finance and Accounting and has been cited and discussed in Forbes Magazine, Harvard Business Review, Columbia Law School Blue Sky blog, and the Institute for Truth in Accounting.

James P. Benson.    Mr. Benson serves as a director of Zeo. Mr. Benson is a founding partner of Energy Spectrum, where he oversees Energy Spectrum’s efforts in sourcing investments, transaction evaluation, negotiation, executing and financing, monitoring of portfolio companies and the firm’s management and strategy. With approximately 37 years of venture capital and private equity, investment banking, financial advisory and commercial banking experience, Mr. Benson brings extensive relationships and his network across the energy industry to the company. Mr. Benson currently serves as a director on the boards of multiple Energy Spectrum portfolio companies and has been on two public boards in the past. Prior to co-founding Energy Spectrum in 1996, Mr. Benson served for ten years as a Managing Director at R. Reid Investments Inc., where his experience included energy-related private placements of debt and equity, acquisitions and divestitures. Mr. Benson began his career at InterFirst Bank Dallas, where he served for four years and was responsible for various energy financings and financial recapitalizations. Mr. Benson received his Bachelor of Science degree from the University of Kansas and his Master of Business Administration degree in Finance from Texas Christian University. Due to his extensive investment experience in the energy industry, we believe Mr. Benson is well qualified to serve on our board of directors.

Neil Bush.    Mr. Bush serves as a director of Zeo. Mr. Bush has served on the board of directors of FutureTech II Acquisition Corp. since February 2022. Mr. Bush has been the sole member of Neil Bush Global Advisors, LLC since January 1998. Additionally, Mr. Bush has been on the board of directors for Hong Kong Finance Investment Holding Group since 2012. Mr. Bush has also served as the co-chairman for CIIC since 2006 and as an adviser to CP Group since 2015. Further, Mr. Bush has served as a partner for Asia & America Consultants since March 2016 and the chairman of Singhaiyi since April 2013. Mr. Bush served on the board of Greffex, Inc. since June 2020 and the Points of Light Foundation. Mr. Bush was appointed director of Rebound International, LLC in early 2022. Due to his extensive investment experience in the energy industry, we believe Mr. Bush is well qualified to serve on our board of directors.

Mark M. Jacobs.    Mr. Jacobs serves as a director of Zeo. Mr. Jacobs brings more than 30 years of executive management, operations and investment banking experience across multiple segments within the broader energy industry. Since his retirement, Mr. Jacobs has served as an independent outside consultant serving the energy industry and privately-held entities undertaking a change in control as well as serving as board chair for a number of nonprofit organizations. Mr. Jacobs previously served as CEO, President and Director of Reliant Energy, a publicly-traded, Fortune 500 energy company. During Mr. Jacobs’ tenure, he led the company through a series of crises including the impact of Hurricane Ike and the financial market crisis in 2008. He initiated and negotiated a merger-of-equals with Mirant Corporation to form GenOn Energy in 2010 where he served as President, Chief Operating Officer and a Director of the largest competitive generator in the U.S. Mr. Jacobs was originally recruited to Reliant Energy in 2002 to serve as Chief Financial Officer. In that role, Mr. Jacobs brokered a landmark $6.2B debt restructuring transaction, leading the company away from a potential bankruptcy filing and repositioned the company to compete in the emerging competitive electricity market. Prior to Reliant Energy, Mr. Jacobs served as a Managing Director within the Natural Resources Group and Mergers & Acquisitions Department at Goldman Sachs & Co. where he provided strategic advice for large public and private corporations related to M&A and capital markets. Mr. Jacobs received a B.B.A. from Southern Methodist University and a Master of Management from the J.L. Kellogg Graduate School of Management at Northwestern University. Due to his extensive operational and leadership experience in the energy industry, we believe Mr. Jacobs is well qualified to serve on our board of directors.

Required Vote

The directors elected to the Board will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, if each of the nominees receives a single “FOR” vote, he or she will be elected as a director.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: NASDAQ 20% RULE Proposal

Introduction

Acquisition and Share Purchase

On October 25, 2024, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Lumio Holdings, Inc., a Delaware corporation (“Lumio”), and Lumio HX, Inc., a Delaware corporation (together with Lumio, the “Sellers”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company agreed to acquire certain assets of the Sellers on an as-is, where-is basis, including uninstalled residential solar energy contracts, certain inventory, intellectual property and intellectual property rights, equipment, records, goodwill and other intangible assets (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of the Sellers that are being assumed (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Asset Acquisition”) for a total purchase price of (i) $4 million in cash and (ii) 6,206,897 shares of the Company’s Class A Common Stock, to be paid to LHX Intermediate, LLC, a Delaware limited liability company (“LHX”). The Sellers were debtors in a voluntary Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), at the time of the transaction.

Also on October 25, 2024, the Company and LHX entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which LHX agreed to purchase 1,873,103 shares of Common Stock (the “Shares”) at a purchase price per share of $1.45 for an aggregate purchase price of $2,716,000 (the “Share Purchase”). Pursuant to the Subscription Agreement, the Company also agreed to (i) appoint one individual designated by LHX to the Company’s Board and (ii) file a registration statement registering the resale of the Shares within 15 days of the Share Purchase and to use reasonable efforts to have such registration statement declared effective as soon as practicable thereafter.

The Acquisition and the Share Purchase were both closed on November 1. 2024, and, among other things, the Company issued an aggregate of 8,080,000 shares of Class A Common Stock to LHX, in connection therewith.

Loan Transaction

On December 24, 2024 (the “Issue Date”), the Company issued a Promissory Note (the “Promissory Note”) to LHX, pursuant to which the Company was provided with a credit arrangement pursuant to which it is able to borrow an aggregate principal amount of $4,000,000 (the “Loan”). Subject to the terms and conditions set forth in the Promissory Note, the Loan shall be provided to the Company in three tranches: (i) $2,500,000 upon execution of the Promissory Note, which has already been advanced (the “Initial Advance”), (ii) $750,000 if the Company achieves the Tranche 2 Milestone within 60 days from the Initial Advance (the “Tranche 2 Advance”) and (iii) $750,000 if the Company achieves the Tranche 3 Milestone within 60 days from the Tranche 2 Advance (the “Tranche 3 Advance”). “Tranche 2 Milestone” means the submission by the Company to the applicable regulatory bodies of at least 340 permits to install solar energy systems sold through the Company’s year-round sales program. “Tranche 3 Milestone” means the completion by the Company of the installation of at least 296 solar energy systems sold through the Company’s year-round sales program.” As of the date of this proxy statement, the Tranche 2 Milestone was not satisfied and the Company’s right to receive the Tranche 2 Advance has been forfeited. Additionally although the Tranche 3 Milestone also was not satisfied, pursuant to the terms of an amendment to the Promissory Note, LHX may still waive satisfaction of the Tranche 3 Milestone and make the Tranche 3 Advance to the Company.

In lieu of repaying the Loan in cash, the Company may elect to repay the Loan by the Company’s issuing to LHX or its designee a number of the Company’s shares of Class A Common Stock equal to the quotient of (i) the unpaid amount of the Loan, divided by (ii) $1.35 (the “Share Issuance”). Repayment of the Promissory Note shall take place immediately following the later of: (x) the day falling on the first anniversary of the Issue Date (or the immediately previous business day) and (y) the date on which the stockholders of the Company approve the Share Issuance. If the Tranche 3 Milestone is waived and the Tranche 3 Advance is made to the Company, the total number of shares of Class A Common Stock that could be issued to LHX is 2,407,408 shares of Class A Common Stock. In the event that the Tranche 3 Advance is not made to the Company, the total number of shares of Class A Common Stock that could be issued to LHS is 1,851,852 shares of Class A Common Stock.

In connection with the Promissory Note, on December 24, 2024, LHX entered into a Voting Agreement with the Company and certain stockholders of the Company (the “Voting Agreement”), pursuant to which such stockholders agreed to vote (or cause to be voted), in person or by proxy, all the shares of Class A Common Stock and Class V common stock owned by such stockholders, among other things, in favor of the Share Issuance, when required pursuant to the Promissory Note. The Voting Agreement also provided for the approval of LHX’s purchase of an additional 4,000,000 shares of Class A Common Stock, at a purchase price of $3.00 per share, it LHX provided certain additional financing to the Company. LHX did not provide such additional financing and, therefore, is not entitled to the issuance of such shares of Class A Common Stock.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”), and as a result, we are subject to Nasdaq’s Listing Rules. We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635, in the event that the issuance of shares of our Class A Common Stock to LHX and/or its designees, in connection with the Acquisition, the Share Purchase and the Share Issuance, are required to be aggregated and deemed to require stockholder approval for full issuance of such shares, pursuant to the Nasdaq 20% Rule, as well as to fulfill any obligations we may have to LHX under the provisions of the Voting Agreement.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding immediately prior to the date of execution of the Institutional Offering Securities Purchase Agreement. While neither the Company nor any of its officers or directors has determined that stockholder approval is required, since the Nasdaq could take the position that the Company is required to aggregate the number of shares of Class A Common Stock issuable to LHX and/or its designees, pursuant to the Acquisition, the Share Purchase and the Share Issuance, because LHX is the party to all such transactions and they occurred within a period of two months, and it is also possible that the Promissory Note and the Voting Agreement could impose an obligation on the Company to obtain stockholder approval for such issuances of shares of Class A Common Stock, the Company is hereby seeking approval of its stockholders, as provided in this proxy statement.

Effect of Proposal on Current Stockholders

Only the issuance of shares of Class A Common Stock to LHX or its designees pursuant to the Share Issuance will have any effect on the current stockholders, since the shares of Class A Common Stock, in connection with the Acquisition and the Share Purchase have been issued and outstanding since November 2024. The Share Issuance would result in dilution to our stockholders, and would reduce our stockholders’ percentage interest in the voting power of the Company. In addition, the sale or any resale of the shares included in the Share Issuance, could cause the market price of our Common Stock to decline.

Consequence of a Failure to Provide Stockholder Approval

If our stockholders do not approve the Nasdaq 20% Rule Proposal, it is possible that the Company may not be able to use shares of Class A Common Stock to repay the Loan and would be required to use Company funds that could otherwise be allocated to the Company’s operations. Therefore, management believes that it is in the best interest of the Company and its stockholders to approve this proposal so the Company has the option to fully repay the Loan in shares of Class A Common Stock.

Required Vote

The Nasdaq 20% Rule Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: AUDITOR RATIFICATION PROPOSAL

Introduction

At the Annual Meeting, our stockholders will be asked to ratify the appointment of GT to serve as our independent registered public accounting firm. The Board, through the Audit Committee, is directly responsible for appointing the Company’s independent registered public accounting firm. The Board is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent registered public accounting firm for fiscal year 2025. A representative of GT is not expected to be present at the Meeting.

On April 16, 2024 (the “Dismissal Date”), the Company dismissed BDO USA P.C. (“BDO”) as the independent registered public accounting firm for the Company. The dismissal was approved by the Audit Committee. The change in independent registered public accounting firm was not the result of any disagreement with BDO.

BDO’s audit report on the financial statements as of December 31, 2023 of the Company did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

For the Company’s two most recent fiscal years, and in the subsequent interim period through the Dismissal Date, there were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports on the financial statements of the Company for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that material weaknesses in internal control over financial reporting were identified. Specifically, we did not design and maintain an effective control environment to prevent or detect material misstatements to the financial statements. We lacked a sufficient complement of personnel with an appropriate level of internal controls and accounting knowledge, training and experience commensurate with our financial reporting requirements. Management did not design and maintain effective controls over the calculation of earnings per share (as disclosed in our 2023 and 2022 Annual Report on Form 10-K, and our September 30, 2023 and 2022, June 30, 2023 and 2022, and March 31, 2023 and 2022 Form 10-Qs), and classification of the reinvestment of interest and dividend income in the Trust Account in the statement of cash flows (as disclosed in our 2023 and 2022 Annual Report on Form 10-K, and our September 30, 2023, June 30, 2023, and March 31, 2023 Form 10-Qs).

On April 16, 2024, as recommended and approved by the Audit Committee, the Company engaged GT as the Company’s independent public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024 and to review the Company’s quarterly consolidated financial statements for each of the quarters ending April 30, 2024, June 30, 2024, and September 30, 2024. GT previously served as the independent registered public accounting firm of Sunergy prior to the closing (the “Closing”) of the business combination (the “Business Combination”) between ESGEN Acquisition Corp. (“ESGEN”) and Sunergy.

For the Company’s two most recent fiscal years, and in the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf consulted with GT regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees

GT served as the independent registered public accounting firm to audit our books and accounts for the fiscal year ended December 31, 2024. BDO served as the independent registered public accounting firm to audit our books and accounts for the fiscal year ended December 31, 2023.

The table below presents the aggregate fees billed for professional services rendered by GT for the year ended December 31, 2024.

Audit fees	$854,438
Audit-related fees	—
Tax fees	—
All other fees	—
Total fees	$854,438

In the above table, Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, reviews of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Our Audit Committee determined that the services provided by GT were compatible with maintaining the independence of GT as our independent registered public accounting firm.

The table below presents the aggregate fees billed for professional services rendered by BDO for the years ended December 31, 2024, and 2023.

	2024	2023
Audit fees	$124,810	$210,945
Audit-related fees	—	—
Tax fees	$—	—
All other fees	—	—
Total fees	$124,810	$210,945

In the above table, Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Our Audit Committee determined that the services provided by BDO were compatible with maintaining the independence of BDO as our independent registered public accounting firm.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Prior to the Business Combination, all of the services listed in the table above provided by GT and BDO were approved by ESGEN and Sunergy, respectively, in accordance with each company’s policies then in effect.

Required Vote

Approval of the Auditor Ratification Proposal requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: ADJOURNMENT PROPOSAL

The Annual Meeting may be adjourned to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the other proposals.

The Company is asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the other proposals.

Required Vote

Assuming a quorum is present at the Annual Meeting, approval of this Proposal 5 requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which will be reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Committees of the Board of Directors — Audit Committee.” Under the Audit Committee’s charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and GT, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Dr. Abigail M. Allen (Chair) James P. Benson Mark M. Jacobs

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Timothy Bridgewater	2024	260,000	4,242,150	—	215,000	(2)	475,000
Chairman, CEO	2023	—	—	—	547,993	(2)	547,993
Cannon Holbrook CFO	2024	135,577	26,250	—	—		161,827
Stirling Adams GC	2024	225,308	26,250	—	119,785	(3)	371,373

____________

(1)      Amounts reflect the full grant-date fair value of stock awards granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer.

(2)      For 2023 and 2024, the amounts in this column represent the distributions paid in 2023 and 2024 to Mr. Bridgewater with respect to his partnership interests in Sunergy.

(3)      Amounts paid to Mr. Adams in 2024 for legal services provided to the Company related to the ESGEN transaction prior to his joining the Company.

Narrative to Executive Compensation Table

Employment Agreement with Timothy Bridgewater

The Company (or one of its subsidiaries) has entered into an Executive Employment Agreement (the “Bridgewater Agreement”) with Mr. Timothy Bridgewater, the Company’s Chief Executive Officer. The period of the Bridgewater Agreement commenced on the Closing of the Business Combination and continues through the third anniversary of the Closing, and is subject to automatic renewals for one (1) year periods, unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Bridgewater’s responsibilities as the Company’s Chief Executive Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Bridgewater a base salary of $390,000.

For each year the Bridgewater Agreement is in effect, the Compensation Committee of the Board may choose to provide a discretionary cash bonus to Mr. Bridgewater, and such bonus shall be performance based and the performance goals shall be as set forth by the Compensation Committee.

In addition, Mr. Bridgewater is eligible to receive certain grants of vested shares under the 2024 Plan in accordance with the following schedule (collectively, the “Retention Award”):

•        50,000 vested shares to be granted on the date that is 12 months after the effective date of the Bridgewater Agreement;

•        50,000 vested shares to be granted on the date that is 24 months after the effective date of the Bridgewater Agreement; and

•        50,000 vested shares to be granted on the date that is 35 months after the effective date of the Bridgewater Agreement.

Further, if, within three (3) years of the effective date of the Bridgewater Agreement, (i) the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $7.50 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted vested equity from the 2024 Plan equal to 1% of the total issued and outstanding capital stock of the Company, (ii) the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $12.50 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted additional vested equity from the 2024 Plan equal to 1% of the total issued and outstanding capital stock of the Company, (iii) and the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $15.00 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted additional vested equity from the 2024 Plan equal to 1% of the total issued and outstanding capital stock of the Company.

In addition, Mr. Bridgewater is eligible to participate in the Company’s employee benefits plan for its senior executives or employees, including the Company’s medical plans. Mr. Bridgewater is also entitled to receive six (6) weeks of paid time off in accordance with the Company’s policy for its senior executives. In addition, Mr. Bridgewater is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel expenses.

The Company may terminate Mr. Bridgewater’s employment with or without Cause (as defined in the Bridgewater Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Bridgewater if he is terminated without Cause (or base salary in lieu of such notice), but no notice is required if he is terminated for Cause. For termination for Cause, Mr. Bridgewater (with his attorney) shall have the opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Bridgewater may terminate his employment with or without Good Reason (as defined in the Bridgewater Agreement). If Mr. Bridgewater intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Bridgewater has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, after which the Company will have thirty (30) days to cure the Good Reason event, and, if not cured, Mr. Bridgewater will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Bridgewater shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Bridgewater was entitled to under plan terms.

If the Company terminates Mr. Bridgewater without Cause or Mr. Bridgewater terminates for Good Reason, and there is no Change of Control (as defined in the Bridgewater Agreement), the Company has agreed to also provide Mr. Bridgewater the following:

(i)     a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary, and (y) any unpaid annual bonus for the preceding calendar year, and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding completed years (provided, however, that if Mr. Bridgewater has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to any target annual cash bonus opportunity was paid in the missing years), and (z) any other target long-term incentive award granted to Mr. Bridgewater for the year in which the termination occurs;

(ii)    accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)   to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

If the Company terminates Mr. Bridgewater without Cause or Mr. Bridgewater terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Bridgewater Agreement), the Company has agreed to also provide Mr. Bridgewater the following:

(i)     pro-rated, based on the number of days worked during the year in which the termination occurs, the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii)    a lump sum cash payment equal to the sum of the following: (x) one year’s base salary, (y) any unpaid annual bonus for the preceding calendar year, and (z) the Retention Award and any other target long-term incentive award granted for the year in which termination occurs;

(iii)   accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)   to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

Additionally, Mr. Bridgewater is subject to standard confidentiality and non-disparagement covenants, and covenants not to solicit the company’s customers or employees or compete with the company for the duration of Mr. Bridgewater’s employment and for the one year following his termination.

Employment Agreement with Cannon Holbrook

The Company (or one of its subsidiaries) entered into an employment agreement with Mr. Holbrook (the “Holbrook Agreement”) pursuant to which Mr. Holbrook will serve as the Chief Financial Officer of both Sunergy and the Company, reporting to the Company’s Chief Executive Officer.

The period of the Holbrook Agreement commenced on August 19, 2024 (the “Effective Date”) and continues through the third anniversary of the Holbrook Agreement Effective Date. The agreement is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Holbrook’s responsibilities, the Company agreed to pay Mr. Holbrook a base salary of $225,000, which may be increased from time to time by the Compensation Committee (the “Committee”) of the Company’s Board in its sole discretion.

A one-time payment of $25,000 was paid to Mr. Holbrook in connection with the execution of the Holbrook Agreement. Though the agreement does not provide for a guaranteed annual target cash bonus, for each year the Holbrook Agreement is in effect, the Committee may choose to provide a discretionary cash bonus to Mr. Holbrook, based on meeting positive EBITDA targets, an evaluation of his performance and peer group compensation practices, taking into account the Company and individual performance objectives, and/or such criteria as determined by the Committee in its sole discretion from time to time.

In addition, Mr. Holbrook is eligible to receive certain grants of vested shares under the Company’s 2024 Omnibus Incentive Equity Plan, subject to the approval of the Board, in accordance with the following schedule:

•        15,000 vested shares to be issued as soon as possible following the Effective Date;

•        75,000 vested shares to be granted on the date that is 12 months after the Effective Date;

•        75,000 vested shares to be granted on the date that is 24 months after the Effective Date; and

•        75,000 vested shares to be granted on the date that is 35 months after the Effective Date.

The Company may terminate Mr. Holbrook’s employment with or without Cause (as defined in the Holbrook Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Holbrook if he is terminated without Cause (or base salary in lieu of such notice). The termination of Mr. Holbrook’s employment will not be deemed to be for Cause unless Mr. Holbrook (with his attorney) is given a reasonable opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Holbrook may terminate his employment with or without Good Reason (as defined in the Holbrook Agreement). If Mr. Holbrook intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Holbrook has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, after which the Company will have thirty (30) days to cure the Good Reason event, and, if not cured, Mr. Holbrook will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Holbrook shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Holbrook was entitled to under plan terms.

If the Company terminates Mr. Holbrook without Cause or Mr. Holbrook terminates for Good Reason, and there is no Change of Control (as defined in the Holbrook Agreement), the Company has agreed to also provide Mr. Holbrook the following:

(i)     a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), and (y) any unpaid annual bonus for the preceding calendar year and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding calendar years in which an annual cash bonus was paid, and (z) the annual cash bonus and any other target long-term incentive award granted for the year of the date of termination;

(ii)    accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)   to the extent eligible and Mr. Holbrook properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Holbrook prior to his termination, subject to early termination upon Mr. Holbrook becoming eligible for group health insurance coverage under another employer’s plan.

If the Company terminates Mr. Holbrook without Cause or Mr. Holbrook terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Holbrook Agreement), the Company has agreed to also provide Mr. Holbrook the following:

(i)     severance payments pro-rated, based on the number of days worked during the year in which the termination occurs, equal to the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii)    a lump sum cash payment equal to the sum of the following: (x) one year’s base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), (y) any unpaid annual bonus for the preceding calendar year, and any other target long-term incentive award granted for the year of the date of termination;

(iii)   accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)   to the extent eligible, and Mr. Holbrook properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Holbrook prior to his termination, subject to early termination upon Mr. Holbrook becoming eligible for group health insurance coverage under another employer’s plan.

Additionally, Mr. Holbrook is subject to standard confidentiality and non-disparagement covenants, and covenants not to solicit the company’s customers or employees or compete with the company for the duration of Mr. Holbrook’s employment and for the one year following his termination.

Employment Agreement with Stirling Adams

The Company (or one of its subsidiaries) entered into an employment agreement with Mr. Adams (the “Adams Agreement”), pursuant to which Mr. Adams will serve as the General Counsel and Secretary of both Sunergy and the Company, reporting to the Company’s Chief Executive Officer.

The period of the Adams Agreement commenced on the Closing and continues through the third anniversary of the Closing. The agreement is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Adams’ responsibilities, the Company agreed to pay Mr. Adams a base salary of $289,000, which may be increased from time to time by the Committee in its sole discretion.

Though the agreement does not provide for a guaranteed annual target cash bonus, for each year the Adams Agreement is in effect, the Committee may choose to provide a discretionary cash bonus to Mr. Adams, based on an evaluation of his performance and peer group compensation practices, taking into account the Company and individual performance objectives, and/or such criteria as determined by the Committee in its sole discretion from time to time.

In addition, Mr. Adams is eligible to receive certain grants of vested shares under the Company’s 2024 Omnibus Incentive Equity Plan, subject to the approval of the Board, in accordance with the following schedule:

•        15,000 vested shares which were issued in September 2024;

•        85,000 vested shares to be granted on the date that is within 15 months after the Closing;

•        100,000 vested shares to be granted on the date that is on or about 24 months after the Closing; and

•        100,000 vested shares to be granted on the date that is on or about 35 months after the Closing.

The Company may terminate Mr. Adams’ employment with or without Cause (as defined in the Adams Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Adams if he is terminated without Cause (or base salary in lieu of such notice). The termination of Mr. Adams’ employment will not be deemed to be for Cause unless Mr. Adams (with his attorney) is given a reasonable opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Adams may terminate his employment with or without Good Reason (as defined in the Adams Agreement). If Mr. Adams intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Adams has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, after which the Company will have thirty (30) days to cure the Good Reason event, and, if not cured, Mr. Adams will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Adams shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Adams was entitled to under plan terms.

If the Company terminates Mr. Adams without Cause or Mr. Adams terminates for Good Reason, and there is no Change of Control (as defined in the Adams Agreement), the Company has agreed to also provide Mr. Adams the following:

(i)     a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), and (y) any unpaid annual bonus for the preceding calendar year and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding calendar years in which an annual cash bonus was paid, and (z) the annual cash bonus and any other target long-term incentive award granted for the year of the date of termination;

(ii)    accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)   to the extent eligible and Mr. Adams properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Adams prior to his termination, subject to early termination upon Mr. Adams becoming eligible for group health insurance coverage under another employer’s plan.

If the Company terminates Mr. Adams without Cause or Mr. Adams terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Adams Agreement), the Company has agreed to also provide Mr. Adams the following:

(i)     severance payments pro-rated, based on the number of days worked during the year in which the termination occurs, equal to the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii)    a lump sum cash payment equal to the sum of the following: (x) one year’s base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), (y) any unpaid annual bonus for the preceding calendar year, and (z) any other target long-term incentive award granted for the year of the date of termination;

(iii)   accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)   to the extent eligible, and Mr. Adams properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Adams prior to his termination, subject to early termination upon Mr. Adams becoming eligible for group health insurance coverage under another employer’s plan.

Additionally, Mr. Adams is subject to standard confidentiality and non-disparagement covenants, and covenants not to solicit the company’s customers or employees or compete with the company for the duration of Mr. Adams’ employment and for the one year following his termination.

Retirement Benefits

Sunergy currently offers certain welfare benefits through a professional employer organization, Frank Crum, in which the named executive officers may participate. Sunergy does not currently offer any qualified retirement benefits, or any non-qualified defined contribution plans or other retirement benefits.

Potential Payments on Termination or Change in Control

Neither Zeo nor Sunergy has not previously offered or had in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control.

Outstanding Equity Awards at 2024 Fiscal Year-End

Zeo did not have any outstanding equity-based awards as of December 31, 2024.

2024 Omnibus Incentive Equity Plan

The purpose of the 2024 Omnibus Incentive Plan (the “2024 Plan”) is to provide a means whereby we can secure and retain the service of employees, directors and consultants, to provide incentives to such persons and to align the interests of such service providers with our stockholders. This section summarizes the material features of the 2024 Plan.

Securities to be Offered

The aggregate number of shares of common stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2024 Plan at adoption was 3,220,400 (the “Initial Share Reserve”). The number of shares of Zeo Class A Common Stock available for issuance under the 2024 Plan will be subject to an annual increase on the first day of each calendar year beginning January 1, 2025 and ending and including January 1, 2029, equal to the lesser of (i) 2% of the aggregate number of fully diluted shares of Zeo outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the administrator of the 2024 Plan. The aggregate number of shares of Zeo Class A Common Stock that may be issued or used under the 2024 Plan pursuant to incentive stock options shall not exceed an amount equal to the Initial Share Reserve. Shares of Zeo Class A Common Stock subject to an award that expires or is cancelled, forfeited or otherwise terminated without delivery of shares, tendered in payment of an option, covered by a stock-settled stock appreciation right or that were otherwise not issued upon settlement, and shares delivered or withheld to satisfy any tax withholding obligations will again be available for delivery pursuant to other awards under the 2024 Plan. No shares shall be deemed to have been issued in settlement of a SAR, restricted stock unit or other award that only provides for settlement in, and settles only in, cash. The number of shares of Zeo Class A Common Stock available for issuance under the 2024 Plan will not be reduced by shares issued pursuant to awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules, provided that any substitute awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares available for incentive stock option awards under the 2024 Plan).

Administration

The 2024 Plan will be administered by a committee of the Zeo Board that has been authorized to administer the 2024 Plan, except if no such committee is authorized by the Zeo Board, the Zeo Board will administer the 2024 Plan (as applicable, the “Committee”). The Committee will have broad discretion to administer the 2024 Plan, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards.

Eligibility

Directors, officers, employees, consultants and advisors of Zeo and its affiliates and prospective officers, employees, consultants and advisors who have accepted offers of employment or consultancy with Zeo and its affiliates will be eligible to receive awards under the 2024 Plan. As stated above, the basis for participation in the 2024 Plan is the Committee’s decision to select, in its sole discretion, participants from among those eligible.

Non-Employee Director Compensation Limits

The fair value of any awards granted under the 2024 Plan to a non-employee director as compensation for services on the Zeo Board, during any one fiscal year, taken together with any cash fees paid to such non-employee director during such period in respect of the non-employee director’s services as a member of the Zeo Board during such year, may not exceed any limits as outlined in any Zeo compensation policy, provided that the Zeo Board can make exceptions to this limit so long as the applicable non-employee director does not participate in the decision.

Types of Awards

The 2024 Plan will provide for the grant of both incentive stock options (“ISOs”), which are intended to qualify for favorable tax treatment under Section 422 of the Code, and nonqualified stock options (“NSOs”), as well as the grant of restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), and other equity-based awards and substitute awards.

Options

Zeo may grant ISOs and NSOs to eligible persons, except that ISOs may only be granted to persons who are Zeo’s employees or employees of one of its subsidiaries or controlled affiliates, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a share of Zeo Class A Common Stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the option must be at least 110% of the fair market value of a share of Zeo Class A Common Stock on the date of grant and the option must not be exercisable more than five years from the date of grant. The aggregate fair market value, determined at the time of grant, of our Zeo Class A Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs.

Payment of the exercise price may be made in a manner approved by the Committee, which may include (i) immediately available funds in U.S. dollars, (ii) delivery of Zeo Class A Common Stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise or (iv) any other means approved by the Committee.

Unless the Committee provides otherwise, options generally are not transferable except by will or the laws of descent and distribution.

Restricted Stock Awards

A restricted stock award is a grant of shares of Zeo Class A Common Stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. Unless otherwise determined by the Committee and specified in the applicable award agreement, the holder of a restricted stock award has rights as a stockholder, including the right to vote the shares of Zeo Class A Common Stock subject to the restricted stock award or to receive dividends (or dividend equivalents) on such shares of Zeo Class A Common Stock subject to the restricted stock award during the restriction period. In the discretion of the Committee, dividends distributed prior to vesting may be subject to the same restrictions and risk of forfeiture as the restricted shares with respect to which the distribution was made.

Restricted Stock Units

An RSU is a right to receive cash, shares of Zeo Class A Common Stock or a combination of cash and shares of Zeo Class A Common Stock at the end of a specified period equal to the fair market value of one share of Zeo Class A Common Stock on the date of vesting. RSUs may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee. The Committee may determine that a grant of RSUs will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or shares of Zeo Class A Common Stock) of dividends paid on the underlying shares of Zeo Class A Common Stock. Dividend equivalent rights may be paid currently or credited to an account, settled in cash or shares, and may be subject to the same restrictions as the RSUs with respect to which the dividend equivalent rights are granted.

Stock Appreciation Rights

A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. The Committee has the discretion to determine other terms and conditions of a SAR award.

Other Equity-Based Awards

Other equity-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Zeo Class A Common Stock.

Substitute Awards

Awards may be granted under the 2024 Plan in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with Zeo or one of its affiliates.

Certain Transactions

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of stock or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Committee in the shares subject to an award under the 2024 Plan. The Committee will also have the discretion to make certain adjustments to awards in the event of a change in control of Zeo, such as the assumption or substitution of outstanding awards, the purchase of any outstanding awards in cash based on the applicable change in control price, the ability for participants to exercise any outstanding stock options upon the change in control (and if not exercised such awards will be terminated), and the acceleration of vesting or exercisability of any outstanding awards.

Clawback

All awards granted under the 2024 Plan may be subject to reduction, cancelation or recoupment under any written clawback policy that Zeo may adopt and that Zeo determines should apply to awards under the 2024 Plan or that is required by law.

Plan Amendment and Termination

The 2024 Plan will allow the Committee to amend or terminate any award, award agreement or the 2024 Plan at any time, provided that the rights of a participant granted an award prior to such amendment or termination may not be impaired without such participant’s consent. In addition, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Committee will not have the authority, without the approval of stockholders, to amend any outstanding option or share appreciation right to reduce its exercise price per share. The 2024 Plan will remain in effect for a period of ten years (unless earlier terminated by the Zeo Board).

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2024 Plan. This summary describes the general federal income tax principles that apply, as based on current law and interpretational authorities which are subject to change at any time, and is provided only for general information. This summary does not purport to be complete discussion of all potential tax effects relevant to recipients of awards under the 2024 Plan. No attempt has been made to discuss certain kinds of taxes, including any potential non-U.S., state, or local tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights

If a participant is granted a NSO or SAR under the 2024 Plan, the participant should not have taxable income as of the grant of the NSO or SAR. Upon the exercise of a NSO or SAR, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price. If the participant is employed by us or one of our affiliates at the time of exercise, such income will be subject to withholding taxes. The participant’s tax basis in the Zeo Class A Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of such Zeo Class A Common Stock on the date the participant exercises such option or SAR. When a participant sells the Zeo Class A Common Stock acquired as a result of the exercise of a NSO or SAR, any appreciation or depreciation in the value of the Zeo Class A Common Stock after the exercise date will be taxable as a long-term or short-term capital gain or loss for U.S. federal income tax purposes, depending on the holding period. The Zeo Class A Common Stock must be held for more than twelve (12) months to qualify for long-term capital gain treatment. Subject to the discussion under “— Tax Consequences to Zeo” below, Zeo and its subsidiaries or controlled affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options

A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of the Zeo Class A Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. Zeo and its subsidiaries or controlled affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Restricted Stock

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the discussion under “— Tax Consequences to Zeo” below, Zeo and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

RSUs

Generally, the recipient of a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the discussion under “— Tax Consequences to Zeo” below, Zeo and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Tax Consequences to Zeo

Reasonable Compensation

In order for the amounts described above to be deductible by Zeo, such amounts must constitute reasonable compensation for services rendered or to be rendered by an individual service provider and must be ordinary and necessary business expenses.

Golden Parachute Payments

Zeo’s ability (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2024 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

Zeo’s ability to obtain a deduction for amounts paid under the 2024 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Zeo Compensation of Directors

Abigail Allen, Neil Bush and Mark Jacobs were each granted 10,000 Class A shares on September 13, 2024. The shares had a value of $1.75 each for total compensation value of $17,500 to each director. Our directors did not receive any other fees for their service in 2024.

Director Compensation Table

Name	Fees Earned or Paid in 2024 ($)	Stock Awards ($)(1)	Total ($)
Abigail Allen	—	17,500	17,500
Neil Bush	—	17,500	17,500
Mark Jacobs	—	17,500	17,500

____________

(1)      Amounts reflect the full grant-date fair value of stock awards granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the director.

(2)      As of December 31, 2024, there were no option awards (exercisable and unexercisable) and unvested stock awards held by our directors.

MANAGEMENT

Our officers and directors are as follows:

Name	Age*	Position
Timothy Bridgewater	64	Chief Executive Officer and Director
Cannon Holbrook	53	Chief Financial Officer
Kalen Larsen	31	Chief Operating Officer
Gianluca “Luke” Guy(1)	48	Chief Installation and Strategy Officer and Director
Brandon Bridgewater	30	Chief Sales Officer
Stirling Adams	60	General Counsel and Secretary of the Board
Dr. Abigail M. Allen	41	Director
James P. Benson	65	Director
Neil Bush	70	Director
Mark M. Jacobs	63	Director

____________

*        As of June 6, 2025.

(1)      Mr. Guy has notified the Company that he will not run for re-election at the Annual Meeting.

The following sets forth certain information with respect to our executive officers who are not currently directors. Certain information with respect to our directors is set forth above in “Proposal 1: Director Election Proposal.”

Cannon Holbrook.    Mr. Holbrook began serving as Zeo’s Chief Financial Officer on August 20, 2024. He initially joined the Company in March 2024, serving as advisor to the Chief Executive Officer during the Company’s de-SPAC process and, since that time, has lead its accounting, finance, and treasury functions as well as building out its external reporting processes. Mr. Holbrook brings over two decades of experience in finance and accounting to the Company. Throughout his career, he has demonstrated expertise in strategic planning, mergers and acquisitions, and capital raising. He has managed accounting operations for global entities, implemented shared services, and developed and driven process improvements that have yielded significant cost savings and operational efficiencies. Prior to joining the Company as CFO, Mr. Holbrook served as the advisor to the CEO from March to August 2024. While in this role, he led the Company’s accounting, finance, and treasury functions, helped the Company complete its de-SPAC combination in March 2024, and built out external reporting processes. Before joining our Company, Mr. Holbrook served as the CFO of Hawx Pest Control, a company in the business of residential pest services. While there, he led accounting, finance, and treasury functions, helped the company increase its revenue, and helped to close a major private equity financing. Prior to this, from September 2020 to December 2021, Mr. Holbrook served as the Head of Finance in Built Bar, a food manufacturer. In this role, he implemented key financial reporting functions and helped raise debt and equity financing. From July to September 2020, he was the Consulting CFO of Access CFO, a business that provides outsourced CFO services. While there, he drove company responses to quality of earnings processes and planned and drove preparation for a company audit. From December 2017 to July 2020, Mr. Holbrook was the VP of Accounting and Finance at HZO, Inc., a nanotechnology manufacturer. While there, he implemented accounting and finance systems and processes necessary to enable the company to meet needs through explosive growth, completed an audit, implemented automated accounting processes, and raised debt and equity financing.

Kalen Larsen.    Mr. Larsen serves as Zeo’s Chief Operating Officer, overseeing regional sales, dealer relations, operations, and process enhancements. He served as Sunergy’s Chief of Sales and Marketing from October 2021 until Closing. In September 2019, he co-founded Sun First Energy and co-managed sales and operations there until its Contribution that formed Sunergy in October 2021. Mr. Larsen began his solar career in October 2016 at Vivint Solar, LLC and worked there until October 2017. He worked at and co-managed a sales office at Vivint Inc. from October 2017 to March 2019, and subsequently, he managed a sales office for Atlantic Key Energy, LLC from March 2019 to October 2019. Mr. Larsen holds an associate degree from Weber State University with an emphasis in Spanish. We believe Mr. Larsen is qualified to serve as a member of our management team because of his sales and operations experience and proven track record in the solar energy industry.

Gianluca “Luke” Guy.    Mr. Guy serves as Zeo’s Chief Installation and Strategy Officer, and has served as a director since the closing of the business combination with ESGEN. Mr. Guy also currently serves as the Financially Responsible Officer at Sunergy Roofing & Construction, Inc., a subsidiary of Zeo, which he co-founded in November 2020. Mr. Guy is also the co-founder of Sunergy Solar, and oversaw sales, finance, and construction operations until its

Contribution that formed Sunergy in October 2021. From January 2013 to August 2015, Mr. Guy operated JHL Group, LLC, a company he founded that provided marketing and sales for solar energy installation companies. Mr. Guy holds a construction financial officer license in the state of Florida. We believe that Mr. Guy is qualified to serve as a member of our management team and the Board because of his pivotal role in driving Sunergy’s business expansion through his expertise in sales, finance, construction, and strategic leadership.

Brandon Bridgewater.    Mr. Bridgewater has served as Sunergy’s Chief Sales Officer since October, 2021 and is the son of Timothy Bridgewater, Zeo’s Chairman and Chief Executive Officer. Mr. Bridgewater co-founded Sun First Energy, LLC, as its President and Chief Sales Officer, in September 2019 until its Contribution that formed Sunergy in October 2021. From September 2017 to December 2018, Mr. Bridgewater served as a Sales Manager at Vivint Smart Home, Inc., a smart home company in the United States and Canada. From August 2015 to September 2017, he served as an Area Manager for Aptive Environmental, LLC, a pest control solution company. Mr. Bridgewater earned his Bachelor of Science in Business Finance (with an emphasis in Real Estate) from Brigham Young University’s Marriott School of Business in 2019. We believe that Mr. Bridgewater is qualified to serve as a member of our management team because of his track record in the solar energy industry and range of sales experience.

Stirling Adams.    Mr. Adams serves as Zeo’s General Counsel and Secretary. Mr. Adams brings 30 years of legal experience to the executive team. Just prior to becoming General Counsel and Secretary, he worked as a sole practitioner attorney since November 2022, focusing on renewable energy and nuclear energy ventures and financing. From August 2016 to October 2022, he served as Vice President, Associate General Counsel, and Head of Intellectual Property at Micro Focus International plc (now owned by OpenText Corporation), where he oversaw the company’s efforts to develop and protect intellectual property. Prior to that, he spent 21 years as in-house counsel at Novell, Inc., which was acquired by Micro Focus in 2014 through The Attachmate Group, where he served in various roles, including at times supervising legal affairs for one or more of Novell’s business units, for its consulting services arm, and for its Latin American and emerging markets businesses. Throughout most of his career, Mr. Adams has been engaged in international business transactions, technology licensing, and M&A transactions. He has lived and worked in Europe, South America, and China. He has taught as an adjunct professor of law at Brigham Young University, and holds a J.D. degree from Boston University, along with a B.S. in Computer Science and Statistics from Brigham Young University. We believe that Mr. Adams is qualified to serve as a member of our management team because of his extensive legal expertise.

Family Relationships

Timothy Bridgewater is the father of Brandon Bridgewater. There are no other family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executives has, during the past ten years, been involved in any legal proceedings in subscription (f) of Item 401 of Regulation S-K.

Corporate Governance

Composition of the Board of Directors

Zeo’s business affairs are managed under the direction of its Board, which consists of six members. Under our bylaws, each director will hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Pursuant to our charter, the number of directors on the Board will be fixed exclusively by one or more resolutions adopted from time to time by the Board. Any vacancies on the Board and any newly created directorships resulting from any increase in the number of directors will also be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

Director Independence

As a result of Zeo’s Class A common stock being listed on Nasdaq, Zeo is required to comply with the applicable rules of such exchange in determining whether a director is independent. The Board has undertaken a review of the independence of the individuals named above and have determined that each of Dr. Abigail M. Allen, Neil Bush, James P. Benson and Mark M. Jacobs qualifies as “independent” as defined under the applicable Nasdaq rules.

Board Committees and Meetings

During the fiscal year ended December 31, 2024, our Board met four times, the audit committee met six times and the compensation committee met one time. In the fiscal year ended December 31, 2024, each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member. Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings.

Committees of the Board of Directors

The Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. Zeo has a standing audit committee and compensation committee, each of which operates under a written charter.

In addition, from time to time, special committees may be established under the direction of the Board when it deems it necessary or advisable to address specific issues. Current copies of Zeo’s committee charters are posted on its website (investors.zeoenergy.com), as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

Zeo has an audit committee consisting of Dr. Abigail M. Allen, James P. Benson and Mark M. Jacobs, and Dr. Allen serves as the chair of the audit committee. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act and Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of Zeo’s audit committee is able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each proposed audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Dr. Abigail M. Allen qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, the Board considered formal education and previous and current experience in financial and accounting roles. Both Zeo’s independent registered public accounting firm and management periodically meet privately with Zeo’s audit committee.

The audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing Zeo’s independent registered public accounting firm;

•        discussing with Zeo’s independent registered public accounting firm their independence from management;

•        reviewing with Zeo’s independent registered public accounting firm the scope and results of their audit;

•        pre-approving all audit and permissible non-audit services to be performed by Zeo’s independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and Zeo’s independent registered public accounting firm the interim and annual financial statements that Zeo files with the SEC;

•        reviewing and monitoring Zeo’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee held 7 meetings in fiscal year 2024.

Compensation Committee

Zeo has a compensation committee consisting of Neil Bush, James P. Benson and Mark M. Jacobs, and Mr. Bush serves as the chair of the compensation committee. All members are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that each proposed member is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities include, among other things:

•        reviewing and setting or making recommendations to the Board regarding the compensation of Zeo’s executive officers;

•        making recommendations to the Board regarding the compensation of Zeo’s directors;

•        reviewing and approving or making recommendations to the Board regarding Zeo’s incentive compensation and equity-based plans and arrangements; and

•        appointing and overseeing any compensation consultants.

We believe that the composition and functioning of Zeo’s compensation committee meets the requirements for independence under the current Nasdaq listing standards.

The Compensation Committee held 1 meeting in fiscal year 2024.

Director Nominations

Zeo does not have a nominating committee. However, Zeo will form a nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the Zeo independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Dr. Abigail M. Allen, James P. Benson, Neil Bush and Mark M. Jacobs. In accordance with Rule 5605(e)(1)(A) of Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by its stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Zeo’s stockholders that wish to nominate a director for election should follow the procedures set forth in our bylaws.

Zeo has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its stockholders.

Code of Ethics

Zeo has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on Zeo’s website (investors.zeoenergy.com).

Compensation Committee Interlocks and Insider Participation

None of Zeo’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards (the “Insider Trading Policy”).

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors, or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel, Zeo Energy Corp., 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. The General Counsel will forward the communication to the appropriate director or directors as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of June 6, 2025 by:

•        each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•        each of the Company’s named executive officers and directors; and

•        all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 22,824,845 shares of Class A Common Stock issued and outstanding and 26,480,000 shares of Class V Common Stock issued and outstanding as of June 6, 2025.

In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the Closing are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. Unless otherwise indicated and subject to community property laws and similar laws, except as otherwise indicated below, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock	% of Shares of Class A Common Stock	Number of Shares of Class V Common Stock	% of Shares of Class V Common Stock	% of total voting power
Directors and Executive Officers
Directors and executive officers(1)
Timothy Bridgewater(2)	2,250,000	9.9%	8,210,410	31.0%	21.2%
Gianluca Guy(3)	1,500,000	6.6%	4,400,478	16.6%	12.0%
Brandon Bridgewater(4)	3,000,000	13.1%	2,515,664	9.5%	11.2%
Kalen Larsen(5)	500,000	2.2%	5,015,664	18.9%	11.2%
Stirling Adams	190,000	*	—	—	*
Cannon Holbrook	15,000	*	—	—	*
Dr. Abigail M. Allen	—	—	—	—	—
James P. Benson	—	—	—	—	—
Neil Bush	10,000	*	—	—	*
Mark Jacobs	90,000	*	—	—	*
All directors and executive officers as a group (9 individuals)	7,555,000	33.1%	20,142,216	76.1%	56.2%

Five Percent Holders
Southern Crown Holdings, LLC	1,500,000	6.6%	4,400,478	16.6%	12.0%
ESGEN LLC(6)	4,035,817	17.7%	1,500,000	5.7%	11.2%
LHX Intermediate, LLC(7)	8,080,000	35.4%	—	—	16.4%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the directors and officers is 7625 Little Rd, Suite 200A, New Port Richey, FL 34654.

(2)      The total number of shares of Class V Common Stock owned by Timothy Bridgewater comprise (i) 750,000 shares of Class A Common Stock and 1,558,883 shares of Class V Common Stock owned of record by LCB Trust, his family trust entity and (ii) 1,500,000 shares of Class A Common Stock and 6,651,527 shares of Class V Common Stock held of record by Sun Managers, LLC for which as the manager he has voting and investment power. Sun Managers, LLC is expected to use such shares in connection with a management equity program. Mr. Bridgewater disclaims beneficial ownership over any such shares held by Sun Managers, LLC.

(3)      Shares are held of record by Lamadd LLC. Mr. Guy exercises voting and dispositive power over the shares held by such entity.

(4)      Shares are held of record by Clarke Capital, LLC. Mr. Bridgewater exercises voting and dispositive power over the shares held by such entity.

(5)      Shares are held of record by JKAE Holdings, LLC. Mr. Larsen exercises voting and dispositive power over the shares held by such entity.

(6)      James P. Benson, Michael C. Mayon and Andrea Bernatova are the managers of ESGEN LLC, and each of them disclaims beneficial ownership over any securities owned by ESGEN LLC in which he or she does not have any pecuniary interest. The business address of ESGEN LLC is 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(7)      As reported on the Schedule 13D/A of LHX filed on December 27, 2024. Consists of 8,080,000 shares of Class A Common Stock held by LHX. This number does not take into account shares of stock of the Company held by other stockholders party to the Voting Agreement (described herein) or issuable under the Promissory Note (described herein), pursuant to which such stockholders have agreed, in certain circumstances, to vote (i) in favor of the nomination and appointment of LHX’s designee to the Board, (ii) in favor of the issuance to LHX of shares of Class A Common Stock in connection with an option that may be granted to LHX and (iii) the Share Issuance (described herein) pursuant to the Promissory Note. The business address of LHX is 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ESGEN Related Party Transactions

ESGEN Class B Ordinary Shares

On April 27, 2021, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain of ESGEN’s offering and formation costs in consideration of 7,187,500 ESGEN Class B ordinary shares. The Sponsor transferred 138,000 ESGEN Class B ordinary shares to each of ESGEN’s independent directors and 866,923 ESGEN Class B ordinary shares to the Westwood Client Accounts.

ESGEN Private Placement Warrants

The Sponsor purchased an aggregate of 11,240,000 ESGEN Private Placement Warrants for a purchase price of $1.00 per whole warrant, or $11,240,000 in the aggregate, in a private placement that occurred simultaneously with the closing of the IPO. Each ESGEN Private Placement Warrant entitled the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The ESGEN Private Placement Warrants (including the ESGEN Class A ordinary shares issuable upon exercise thereof) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of ESGEN’s initial business combination.

Pursuant to the Amended Letter Agreement entered into on January 24, 2024, the Sponsor and the other Initial Shareholders agreed to forfeit, for no consideration, all ESGEN Private Placement Warrants held by them in connection with Closing.

Promissory Notes

No compensation of any kind, including finder’s and consulting fees, were paid to the Sponsor, its officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of ESGEN’s initial business combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on ESGEN’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. ESGEN’s audit committee reviewed on a quarterly basis all payments that were made by it to the Sponsor, and its officers, directors or their affiliates and determined which expenses and the amount of expenses were reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on ESGEN’s behalf.

The Sponsor advanced $262,268 to cover expenses related to the IPO under the April 2021 Promissory Note. As of December 31, 2023, $171,346 of such covered expenses remained outstanding and was due to the Sponsor.

On April 5, 2023, ESGEN issued the April 2023 Promissory Note in the principal amount of up to $1,500,000 to the Sponsor, which was amended and restated by the October 2023 Promissory Note, which could be drawn down by ESGEN from time to time prior to the consummation of its initial business combination. The October 2023 Promissory Note, the April 2021 Promissory Note and the April 2023 Promissory Note were not repaid and were cancelled at Closing. As of January 31, 2024, ESGEN had drawn $1,787,048 and $171,346 under the October 2023 Promissory Note and April 2021 Promissory Note, respectively.

On January 24, 2024, ESGEN issued the January 2024 Promissory Note in the principal amount of up to $750,000 to the Sponsor. The January 2024 Promissory Note could be drawn down by ESGEN from time to time prior to the consummation of its initial Business Combination for specific uses as designated therein. The January 2024 Promissory Note did not bear interest, matured on the date of consummation of the Business Combination and was subject to customary events of default. The principal amount under the January 2024 Promissory Note was paid at Closing from funds that ESGEN had available to it outside of its Trust Account.

Office Space, Secretarial and Administrative Services

Until Closing, ESGEN incurred $10,000 per month for office space, utilities, secretarial support and administrative services provided by the Sponsor. No amounts were paid for these services. As of each of December 31, 2023 and December 31, 2022, ESGEN reported on the balance sheets $120,000 pursuant to this agreement, in “Due to related party.”

Amendment to the Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Initial Shareholders entered into the Amendment to the Letter Agreement, pursuant to which, among other things, (i) each of the Initial Shareholders agreed not to transfer his, her or its ESGEN Class B ordinary shares (or the Class A Common Stock issuable in exchange for such ESGEN Class B ordinary shares pursuant to the Business Combination Agreement) prior to the earlier of (a) six months after the Closing or (b) subsequent to the Closing (A) if the last sale price of the Class A Common Stock quoted on Nasdaq is greater than or equal to $12 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-consecutive trading day period commencing at least 90 days after Closing, or (B) the date on which Zeo completes a liquidation, merger, share exchange or other similar transaction that results in all of Zeo’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property, (ii) each of the Initial Shareholders agreed to waive any adjustment to the conversion ratio set forth in the governing documents of ESGEN with respect to the ESGEN Class B ordinary shares prior to the earlier of the ESGEN Share Conversion or the Closing, (iii) the Sponsor agreed to irrevocably surrender and forfeit 2,361,641 ESGEN ordinary shares, (iv) the Initial Shareholders other than Sponsor agreed to irrevocably surrender and forfeit 538,359 ESGEN ordinary shares, (v) the Initial Shareholders and Sponsor agreed to forfeit an additional 500,000 shares of Class A Common Stock if, within two years of Closing, the Convertible OpCo Preferred Units are redeemed or converted (with such shares subject to a lock-up for two years after Closing) and (vi) the Initial Shareholders agreed to forfeit all of their ESGEN Private Placement Warrants in connection with Closing.

Lock-Up Agreement

At the Closing, Zeo and each of the Sellers entered into the Lock-Up Agreement, pursuant to which each of the Sellers agreed not to transfer any of its respective Exchangeable OpCo Units and corresponding shares of Class V Common Stock received in connection with the Business Combination until the earlier of (i) six months after the Closing Date and (ii) subsequent to the Closing Date, (a) if the last sale price of Class A Common Stock quoted on Nasdaq is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any period of 30 consecutive trading days commencing at least 90 days after the Closing Date or (b) the date on which Zeo completes a PubCo Sale (as defined in the Lock-Up Agreement).

PIPE Financing

At Closing, the Sponsor purchased $15,000,000 of Convertible OpCo Preferred Units in the Sponsor PIPE Investment.

Sunergy Related Party Transactions

The majority of Zeo’s customers who have entered into leasing agreements have done so with third-party leasing companies established and managed by White Horse Energy, a holding company of which Timothy Bridgewater, Zeo’s Chairman, Chief Executive Officer and Chief Financial Officer, is the owner and manager. Mr. Bridgewater, through White Horse, holds 1% or less of the membership interests of the third-party leasing companies that own the installed solar energy systems leased by Zeo Customers, with the remainder of the membership interests being held by third parties. For the quarter ended March 31, 2024, the third-party leasing companies managed by White Horse Energy had purchased approximately $5.8 in solar energy systems from Zeo for their leasing customers. As of that date, those third-party leasing companies had entered into leasing agreements with customers for approximately $8.8 million in leased systems to be installed by Zeo, if the development and installation of all of those systems continued to completion, For the year ended December 31, 2023, the third-party leasing companies managed by White Horse Energy had purchased approximately $19.0 million in solar energy systems from Zeo for their leasing customers. As of that date, those third-party leasing companies had entered into leasing agreements with customers for approximately $6.0 million in leased systems to be installed by Zeo, if the development and installation of all of those systems continued to completion. Subject to investor and customer demand, White Horse Energy intends to attract additional investors to form third-party leasing companies that will be able to fund additional installations of solar systems by Zeo.

Related Person Transactions

The Board has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, Zeo’s audit committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, Zeo’s audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, Zeo’s policy requires Zeo’s audit committee to consider, among other factors it deems appropriate:

•        the related person’s relationship to Zeo and interest in the transaction;

•        the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•        the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;

•        the benefits to Zeo of the proposed transaction;

•        if applicable, the availability of other sources of comparable products or services; and

•        an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

Zeo’s audit committee will only approve those transactions that are in, or are not inconsistent with, Zeo’s best interests and those of Zeo’s stockholders, as Zeo’s audit committee determines in good faith. In addition, under Zeo’s code of business conduct and ethics, its employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our shares of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, other than the following:

•        On December 26, 2024, a Form 3 was filed late by LHX Intermediate, LLC.

•        On November 12, 2024, a Form 3 was filed late by Cannon Holbrook.

•        On February 8, 2024, a Form 3 was filed late by ESGEN LLC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Zeo Energy Corp., Attn: Corporate Secretary, 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL INFORMATION

If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact the Company’s at the following address and telephone number: 7625 Little Rd, Suite 200A, New Port Richey, FL 34654, (727) 375-9375.

NEXT YEAR’S ANNUAL MEETING

Stockholder Proposals for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Stockholders

For stockholders to present proper proposals (other than nominations of directors) for inclusion in our proxy materials for the 2026 annual meeting of stockholders on a timely basis, the relevant information must be received by the Company’s Corporate Secretary at the principal executive offices of the Company, 7625 Little Rd, Suite 200A, New Port Richey, FL 34654, not later than May 7, 2026, and not before April 7, 2026; provided that in the event that the date of the 2026 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by the Company no later than the deadline set forth in a public announcement made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2026 annual meeting. All such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of the stockholder proposals in company-sponsored proxy materials.

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2026 Annual Meeting of Stockholders

In addition to satisfying all the requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules for the Company’s 2026 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act not later than May 7, 2026, and not before April 7, 2026; provided that the date of the meeting has not changed by more than 30 calendar days. If such meeting date is changed by more than 30 days, then the relevant information must be received by the Company no later than the deadline set forth in a public announcement made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2026 annual meeting.. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our amended and restated bylaws, stockholders should contact our Corporate Secretary.

General Requirements

Any proposal must be delivered to, or mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, in writing and in proper form, and must set forth the information required by the Company’s amended and restated bylaws and applicable requirements under the Exchange Act rules described above. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of any stockholder’s notice as described in this section entitled “Next Year’s Annual Meeting.”

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: June 23, 2025

ZEO ENERGY CORP. 7625 LITTLE RD., SUITE 200A NEW PORT RICHEY, FL 34654 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZEO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73538-P33253 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZEO ENERGY CORP. The Board of Directors recommends you vote FOR the following: 1.                          Election of Directors Nominees: 01) Timothy Bridgewater 02) Dr. Abigail M. Allen 03) James P. Benson 04) Neil Bush 05) Mark M. Jacobs The Board of Directors recommends you vote FOR the following proposals: 2. To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock equal to or in excess of 20% of (i) the number of outstanding shares of Class A Common Stock and Class V Common Stock or (ii) the outstanding voting power, in connection with transactions other than a public offering. 3. To ratify the appointment by the Board of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. To approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. for Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V73539-P33253 ZEO ENERGY CORP. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2025 3:00 PM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Timothy Bridgewater, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class V Common Stock of ZEO Energy Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, on August 5, 2025, at www.virtualshareholdermeeting.com/ZEO2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE